UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

FIRST PULASKI NATIONAL CORPORATION
 (Exact name of registrant as specified in its charter)

Tennessee                                  0-10974                                       62-1110294
(State or other jurisdiction of                  (Commission                                               (IRS Employer
       incorporation)                                          File Number)                                            Identification No.)

206 South First Street
Pulaski, Tennessee                                                                         38478
(Address of principal executive offices)                                                                          (Zip Code)

(931) 363-2585
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On June 15, 2010, the Board of Directors of First National Bank of Pulaski (the "Bank"), a wholly-owned bank subsidiary of First Pulaski National Corporation, approved an amendment (the "Plan Amendment") to the Bank's Amended and Restated Directors' Deferred Compensation Plan (the "Plan"). In addition, the Board of Directors approved amendments to the Participation Agreements applicable to participants in the Plan other than James Blackburn as well as an amendment to the Participation Agreement applicable to James Blackburn.

                 The Plan Amendment and the amendments to the Participation Agreements provide that for all participants other than James Blackburn deferrals under the Plan are elective rather than mandatory and that such elective deferrals can range from 0% - 100% of such participant's director fees. Previously, participants in the Plan were required to elect to defer $800 of their director fees. In addition, for all participants other than Mr. Blackburn, the Plan Amendment and the amendment to the Participation Agreements eliminate the defined benefit portion of the Plan for all deferrals on or after June 1, 2010 (the "Change-over Date") such that, beginning June 1, 2010, the Plan will have a defined contribution element. Pursuant to the defined contribution element of the Plan, prior to a separation of service, deferrals will bear interest at an annual rate equal to the daily average of the 10-Year Treasury Note for the previous year plus three percent (3%). After a participant's separation from the board, the remaining unpaid balance in a participant's deferral account for post June 1, 2010 deferrals will continue to bear interest at an annual rate equal to the daily average of the 10-Year Treasury Note for the previous year plus two percent (2%) until paid in full. For those participants in the Plan other than Mr. Blackburn, the amount of the monthly payment to which the participant would be entitled to receive as of the Change-over Date following his or her separation from the board has been fixed and will be paid out to the participant following his or her separation from the board along with the amounts payable pursuant to the defined contribution element of the Plan. The amendment to the Participation Agreement applicable to Mr. Blackburn provides for the continuation of the defined benefit nature of the Plan with respect to Mr. Blackburn.

             The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Plan Amendment and the amendments to the Participation Agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 First Amendment to the First National Bank of Pulaski Amended and Restated Directors' Deferred Compensation Plan

10.2 Form of First Amendment to the First National Bank of Pulaski Amended and Restated Directors' Deferred Compensation Plan Participation Agreement

10.3 First Amendment to the First National Bank of Pulaski Amended and Restated Directors' Deferred Compensation Plan Participation Agreement for James Blackburn

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                            FIRST PULASKI NATIONAL CORPORATION

                                                                                            By: /s/ Mark A. Hayes
                                                                                                  Mark A. Hayes
                                                                                                  Chairman and Chief Executive Officer

Date: June 21, 2010

EXHIBIT INDEX

Exhibit Number          Description

10.1	First Amendment to the First National Bank of Pulaski Amended and Restated Directors Deferred Compensation Plan
10.2	Form of First Amendment to the First National Bank of Pulaski Amended and Restated Directors Deferred Compensation Plan Participation Agreement
10.3	First Amendment to the First National Bank of Pulaski Amended and Restated Directors Deferred Compensation Plan Participation Agreement for James Blackburn